Exhibit 3.2(i)

                                                           ---------------------
                                                                   FILED
                                                              ---------------
                                                                   OCT-1
                                                              ---------------
                                                              STATE TREASURER
                                                           ---------------------

                     New Jersey Department of the Treasury
                              Division of Revenue
                    Application for Certificate of Authority
             (For Use by Foreign Profit and Nonprofit Corporations)

Check Appropriate Statute:

_X_ N.J.S.A. 14A:13-4 et seq. New Jersey Profit Corporation Act (File in Duplicate)

___ N.J.S.A. 15A:13-4 et seq. New Jersey Nonprofit Corporation Act (File in Triplicate)

Pursuant to the provisions of the appropriate Statute, checked above, of the New Jersey Statutes, the undersigned corporation hereby applies for the Authority to conduct business/activities in New Jersey and for that purpose certifies to the following:

1.   Name of the Corporation: Tetragenex Pharmaceuticals, Inc.

2.   Incorporated under the laws of: State of Delaware

3.   Date of Foreign Incorporation: November 9, 2000

4. The address of its main office or headquarters is: 1 Maynard Drive, Suite 205, Park Ridge, New Jersey 07656

5. The name and address of its registered agent in New Jersey is: Seth A. Abel, Esq., 1 Maynard Drive, Suite 205, Park Ridge, New Jersey, 07656

     Said registered agent is an agent of the corporation upon whom process against the corporation may be served.

6.   The period of its duration is: Perpetual

7. The business/activities which the corporation is authorized to conduct in New Jersey, and which it is also authorized to conduct in its home jurisdiction are: Development and sale of pharmaceutical products and technologies.

NOTE: Attach a Good Standing Certificate from the home state dated no more than 30 days prior to filing in New Jersey.

Signature:   /s/  Seth A. Abel
             ----------------------------
             GENERAL COUNSEL AND SENIOR
Name, Title: VICE PRESIDENT OF LEGAL AFFAIRS
(Must be Chairperson of the Board, President or Vice President)

Date: September 25, 2001

                                                                      0100861564

                               STATE OF DELAWARE                          PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "TETRAGENEX PHARMACEUTICALS, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY-EIGHTH DAY OF SEPTEMBER, A.D. 2001.

     AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "TETRAGENEX PHARMACEUTICALS, INC." WAS INCORPORATED ON THE NINTH DAY OF NOVEMBER, A.D. 2000.

     AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.



                             [SEAL]    /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       HARRIET SMITH WINDSOR, SECRETARY OF STATE


3305201  8300                               AUTHENTICATION: 1366160

010483153                                             DATE: 09-28-01

                              STATE OF NEW JERSEY
                             DEPARTMENT OF TREASURY
                            CERTIFICATE OF AUTHORITY



                        TETRAGENEX PHARMACEUTICALS, INC.
                                   0100861564

I, THE TREASURER OF THE STATE OF NEW JERSEY, DO HEREBY CERTIFY THAT THE ABOVE-NAMED FOREIGN PROFIT CORPORATION ORGANIZED UNDER THE LAWS OF DELAWARE, HAS COMPLIED WITH ALL THE REQUIREMENTS OF TITLE 14A OF THE NEW JERSEY STATUTES, AND THAT THE BUSINESS OR ACTIVITY OF SAID FOREIGN PROFIT CORPORATION TO BE CARRIED ON WITHIN THE STATE OF NEW JERSEY IS SUCH AS MAY BE LAWFULLY CARRIED ON BY A FOREIGN PROFIT CORPORATION FILED UNDER THE LAWS OF THIS STATE FOR SIMILAR BUSINESS OR ACTIVITY. THE CERTIFICATE OF AUTHORITY WAS DULY FILED OCTOBER 1ST, 2001.

[SEAL]                   IN TESTIMONY WHEREOF, I HAVE
                           HEREUNDTO SET MY HAND AND
                           AFFIXED MY OFFICIAL SEAL
                           AT TRENTON, THIS
                           2ND DAY OF OCTOBER, 2001

                           /s/ Peter R Lawrance

                         PETER R LAWRANCE
                         ACTING STATE TREASURER

                              STATE OF NEW JERSEY
                             DEPARTMENT OF TREASURY
                     FILING CERTIFICATION (CERTIFIED COPY)


                        TETRAGENEX PHARMACEUTICALS, INC.

     I, THE TREASURER OF THE STATE OF NEW JERSEY, DO HEREBY CERTIFY, THAT THE ABOVE NAMED BUSINESS DID FILE AND RECORD IN THIS DEPARTMENT THE BELOW LISTED DOCUMENT(S) AND THAT THE FOREGOING IS A TRUE COPY OF THE CERTIFICATE OF AUTHORITY FILED IN THIS OFFICE ON OCTOBER 01, 2001 AS THE SAME IS TAKEN FROM AND COMPARED WITH THE ORIGINAL(S) FILED IN THIS OFFICE ON THE DATE SET FORTH ON EACH INSTRUMENT AND NOW REMAINING ON FILE AND OF RECORD IN MY OFFICE.

[SEAL]                   IN TESTIMONY WHEREOF, I HAVE
                           HEREUNTO SET MY HAND AND
                           AFFIXED MY OFFICIAL SEAL
                           AT TRENTON, THIS
                           2ND DAY OF OCTOBER, 2001

                           /s/ Peter R Lawrance

                         PETER R LAWRANCE
                         ACTING STATE TREASURER